SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                        BEI MEDICAL SYSTEMS COMPANY, INC.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|   No fee required.

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     Aggregate number of securities to which transaction applies:

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to  Exchange  Act Rule 0-11 (Set  forth the  amount on which the  filing  fee is
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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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


                        BEI MEDICAL SYSTEMS COMPANY, INC.

                               100 Hollister Road
                           Teterboro, New Jersey 07608

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 25, 1999




To the Stockholders of BEI Medical Systems Company, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 25, 1999 at 2:00 p.m. local time, at the Company's facility located at 100 Hollister Road, Teterboro, New Jersey, for the following purposes:

     1. To elect two directors to hold office until the Annual Meeting of Stockholders in 2002.

     2. To approve the Company's Amended 1987 Stock Option Plan, as amended to increase the aggregate number of shares of stock options authorized for issuance under such plan by 500,000 shares.

     3. To approve the Company's 1992 Restricted Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares.

     4. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending October 2, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 25, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.


                                            By Order of the Board of Directors


                                            Thomas W. Fry
                                            Corporate Secretary
Teterboro, New Jersey
January 26, 1999

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                               100 Hollister Road
                           Teterboro, New Jersey 07608

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 March 25, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 25, 1999, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's facility located at 100 Hollister Road, Teterboro, New Jersey. The Company intends to mail this proxy statement and accompanying proxy card on or about February 18, 1999, to all stockholders entitled to vote at the Annual Meeting.

     Effective September 27, 1997, the Company, formerly known as BEI Electronics, Inc. ("Electronics"), distributed the outstanding stock of its wholly-owned subsidiary, BEI Technologies, Inc. ("BEI Technologies" or "Technologies"), to its stockholders in a spin-off of its sensors business (the "Distribution"). As a result, the Company's sole remaining direct subsidiary was a medical device business, BEI Medical Systems Company, Inc.("BMED"). In November 1997, the Company merged BMED into the Company and changed the Company's name to BEI Medical Systems Company, Inc. (the "Merger"). For further information about the Distribution, see BEI Technologies' Form 10 General Form for Registration of Securities as amended (File No. 0-22799), the Company's Form 10-K Annual Report for the fiscal year ended October 3, 1998 (the "10-K") and
Note 1 of "Notes to Consolidated Financial Statements" included in the 10-K.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on January 25, 1999, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 25, 1999, the Company had outstanding and entitled to vote 7,778,296 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Hollister Road, Teterboro, New Jersey 07608, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8, of the Securities and Exchange Commission is October 21, 1999. Unless a stockholder who wished to bring a matter before the stockholders at the Company's 2000 Annual Meeting of Stockholders notifies the Company of such matter prior to January 25, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                              Election of Directors



     The Company's Restated Certificate of Incorporation and By-Laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified or until his earlier death, resignation or removal.

     The Board of Directors is presently composed of five members. Two directors are in the class whose term of office expires in 1999. The nominees for election to this class are, Mr. Charles Crocker who is currently Chairman of the Board of Directors and Dr. Ralph M. Richart, a current director of the Company. If elected at the Annual Meeting, a nominee would serve until the 2002 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and the Board has no reason to believe that the nominees will be unable to serve.

     Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting.


Nominees for Election for a Three-Year Term Expiring at the 2002 Annual Meeting

Charles Crocker

     Mr. Crocker, age 59, a founder of the Company, has served as Chairman of the Board of Directors of the Company since October 1974. Mr. Crocker served as President and Chief Executive Officer of the Company from October 1995 until the Distribution. Mr. Crocker is President and Chief Executive Officer of Technologies. He served as President of Crocker Capital Corporation (a Small Business Investment Company), from 1970 to 1985, and as General Partner of Crocker Associates, a venture capital investment partnership, from 1970 to 1990. He currently serves as a director of Technologies, Fiduciary Trust

Company International, Pope & Talbot, Inc. and KeraVision, Inc. Mr. Crocker holds a B.S. from Stanford University and an M.B.A. from the University of California, Berkeley.

Ralph M. Richart

     Dr. Richart, age 65, has been a director of the Company since November 1997 and was a director of BEI Medical Systems Company, Inc. from 1996 until that Company's merger into Electronics in September 1997. Dr. Richart is a Professor of Pathology in Obstetrics in Gynecology at the Columbia University College of Physicians and Surgeons and Director of Gynecological Pathology and Cytology at the Sloane Hospital for Women in New York City. He served as a Career Research Development Awardee at the Medical College of Virginia before moving to Columbia-Presbyterian Medical Center in 1963. His professional interests have centered around obstetrical and gynecological pathology and cytology with particular emphasis on the study of cervical neoplasia and, more recently, the relationship of the human papillomavirus to lower genital tract neoplasia. He is the past President of the International Gynecologic Cancer Society. He received his medical training at the University of Rochester School of Medicine and Dentistry, and completed his pathology residency in the Harvard Hospitals system.


                    The Board Of Directors Recommends A Vote
                            In Favor Of The Nominees


Directors Continuing in Office Until the 2000 Annual Meeting

Richard W. Turner

     Mr. Turner, age 53, founded in 1991 what is now the Company as a subsidiary of Electronics. Mr. Turner served as President of that subsidiary from 1991 until it merged into the Company in November 1997, and then as President of the Company until April 1998. He has served as a director of the Company since September 1997. Previously, President of the Healthcare Group for the Cooper Companies, Mr. Turner has held executive leadership positions in the medical industry for over 20 years, including President and director of
Cooper-LaserSonics, Inc., President of CooperVision Inc., President and Chief Executive Officer/Director for Pancretec, Inc. and President of Kay Laboratories. Mr. Turner holds a B.S. from Old Dominion University and an M.B.A. from Pepperdine University.

Gary D. Wrench

     Mr. Wrench, age 65, has been a director of the Company since 1986. He served as Senior Vice President and Chief Financial Officer of Electronics from July 1993 to September 1997. From April 1985 to July 1993, he served as Vice
President of Electronics and President and Chief Executive Officer of Motion Systems Company, Inc., then a wholly owned subsidiary of Electronics that is now a part of Technologies. Previous experience includes 20 years with Hughes Aircraft Company including an assignment as President of Spectrolab, Inc., a Hughes subsidiary. He currently serves as a director of Technologies.

Mr. Wrench holds a B.A. from Pomona College and an M.B.A. from the University of California, Los Angeles.


Director Continuing in Office Until the 2001 Annual Meeting

Lawrence A. Wan

     Dr. Wan, age 60, has been a director of the Company since November 1997. He served as Vice President and Chief Technical Officer of Electronics from July 1990 to September 1997, and is currently Vice President and Chief Technical Officer of Technologies, and President of SiTek, Inc., a Technologies
subsidiary. From 1984 until 1990, he served as Vice President, Engineering, of Systron Donner Corporation, and also held various other technical and general management positions with that company between 1979 and 1984. From 1968 through 1979, he was founder and Chief Executive Officer of Sycom, Inc., a commercial electronics company. Prior to that, he worked for Hughes Aircraft Company where he headed the Radar Systems Section of the Hughes Ground Systems Group. In 1962, Dr. Wan and two other professors established an Engineering School at the University of California, Santa Barbara, where he also taught Engineering. Dr. Wan holds B.S., M.S. and Ph.D. degrees in Engineering and Applied Sciences from Yale University.

Board Committees and Meetings

     During the fiscal year ended October 3, 1998, the Board held three meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee or any committee performing a similar function.

     The Audit Committee meets with the Company's independent accountants at least annually to review the scope and results of the annual audit; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to internal controls, accounting staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met two times during fiscal year 1998. The Audit Committee currently consists of two non-employee directors: Mr. Wrench, Chairman of the Committee, and Dr. Richart.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation for the Company's executive officers, awards stock options and restricted stock to eligible executives, employees and consultants under the Company's stock option plan and restricted stock plan, administers the Company's employee stock purchase plan, stock option plan and restricted stock plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met once during fiscal year 1998. The Compensation Committee consists of two non-employee directors: Mr. Wrench, Chairman of the Committee, and Dr. Wan.

     During fiscal year ended October 3, 1998, all directors except Dr. Wan and Dr. Richart attended 75% or more of the aggregate of the meetings of the Board and committees on which they served which were held during the period for which he was a director or committee member, respectively.

                                   Proposal 2

                          Approval Of Amendments To The
                         Amended 1987 Stock Option Plan


     The Board adopted the Company's 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan," and collectively, the "Plans") in November 1987. The stockholders approved the Plans in February 1988.

     Amendments to the Plans by the Board in December 1989 and January 1997 approved by the stockholders on March 6, 1997 combined the Incentive Plan and the Supplemental Plan into one plan, changed its name to the Amended 1987 Stock Option Plan (the "Amended Plan"), increased the number of shares of the Company's Common Stock authorized for issuance from 900,000 shares to 1,350,000 shares, allowed for the issuance of both incentive stock options and nonstatutory stock options, allowed stock options to be granted to consultants, extended the term of the Amended Plan to January 15, 2007, made changes to the Amended Plan in response to the requirements of Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and made conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Board amended the Amended Plan in November 1997, which amendment was approved by the stockholders in March 1998, by increasing the number of shares of the Company's Common Stock authorized for issuance under the Amended Plan from a total of 1,350,000 shares to 1,600,000 shares.

     In December 1998, the Board approved an amendment to the Amended Plan, subject to stockholder approval, to increase the number of shares of the Company's Common Stock authorized for issuance under the Amended Plan from a total of 1,600,000 shares to 2,100,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     Stockholders are requested in this Proposal 2 to approve the Amended Plan, as amended by the Board in December 1998. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                    The Board Of Directors Recommends A Vote
                             In Favor Of Proposal 2



     The essential features of the Amended Plan are outlined below.

General

     Options granted under the Amended Plan are intended to be incentive stock options that qualify as "incentive stock options" as defined by Section 422 of the Code or "nonstatutory stock options," options which do not qualify as such. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive stock options and nonstatutory stock options.

Purpose

     The purpose of the Amended Plan is to provide a means by which selected employees of the Company and its affiliates and consultants to the Company can be given the opportunity to acquire Common Stock of the Company, to assist the Company in retaining the services of such persons, to secure the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company. Unless the context indicates otherwise, an "affiliate" of the Company refers to any "parent" or "subsidiary" of the Company as those terms are defined in Section 424 of the Code.

Administration

     The Board is authorized to delegate, and had delegated, administration of the Amended Plan to the Compensation Committee. The Compensation Committee is currently comprised of two (2) members of the Board, and has the power to construe and interpret the Amended Plan and, subject to the provisions of the Amended Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, whether the option is designated an incentive stock option or nonstatutory stock option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board may at any time revest in itself administration of the Amended Plan. As used herein with respect to the Amended Plan, the "Board" refers to Board of Directors, or as applicable, the Compensation Committee.

Eligibility

     Options may be granted under the Amended Plan to directors, key employees (including officers) or consultants of the Company or any affiliates of the Company.

     No person may be granted options during any one fiscal year, which are exercisable for more than 250,000 shares of the Company's Common Stock.

     No incentive stock option may be granted under the Amended Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Amended Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

Stock Subject to the Amended Plan

     An aggregate of 2,100,000 shares are reserved for issuance under the Amended Plan, including the 500,000 shares provided under this Proposal 2. Stock subject to the Amended Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If options or rights granted under the Amended Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such options or rights again becomes available for issuance under the Amended Plan.

Terms of Options

     The following is a description of the option provisions permitted by the Amended Plan. Individual option grants in any given case may be more restrictive as to any or all of the provisions permitted by the Amended Plan as described below.

          Exercise Price. The exercise price for any option may not be less than the fair market value of the stock subject to the option on the date of grant for options granted under the Amended Plan, and in some cases (see "Eligibility" above), options under the Amended Plan may not be granted at an exercise price of less than 110% of such fair market value. As of January 8, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $1.75 per share.

          Payment. The exercise price of options granted under the Amended Plan must be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board, (A) by delivery to the Company of other Common Stock of the Company, (B) pursuant to a deferred payment arrangement (which may include the use of other Common Stock of the Company), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          Option Exercise. Shares covered by currently outstanding options under the Amended Plan typically vest over three years. Shares covered by options granted in the future may be subject to different vesting terms, determined by the Board in its sole discretion. The Amended Plan does not set forth any minimum number of shares with respect to which an option may be exercised; however, individual option agreements currently outstanding typically provide that an option may be exercised with respect to a minimum of 100 shares, with the exception of (i) an installment subject to exercise which consists of fewer than 100 shares, or (ii) the last exercise, as to which no minimum number is required.

          Term. Options granted under the Amended Plan may have a maximum term of ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Under the Amended Plan, an option will terminate three months after the optionee ceases to render services to the Company or an affiliate, unless (i) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; or (ii) the optionee dies while employed by the Company or an affiliate, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) by the person or persons to whom the rights of such option pass by will or the laws of descent or distribution within eighteen months of the optionee's death; or (iii) the option by its terms specifically provides otherwise.

Adjustment Provisions

     If there is any change in the stock subject to the Amended Plan or subject to any option granted under the Amended Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Amended Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

     The Amended Plan provides that, in the event of a dissolution or liquidation of the Company, or a specified type of merger or other corporate reorganization, to the extent permitted by law, (i) any surviving corporation will be required either to assume options outstanding under the Amended Plan or to substitute similar options for those outstanding under such Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such outstanding options will continue in full force and effect.

Duration, Amendment and Termination

     The Board may suspend or terminate the Amended Plan without stockholder approval at any time. Unless sooner terminated, the Amended Plan will terminate on January 15, 2007. The Board may also amend the Amended Plan at any time. However, no amendment of the Amended Plan will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would require stockholder approval in order to comply with Rule 16b-3, Section 422 of the Code, or any Nasdaq or securities exchange requirements. Subject to the foregoing, the Board may amend the Amended Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under the Code or to bring the Amended Plan or the incentive stock options granted thereunder into compliance with the Code.

Restrictions on Transfer

     Under the Amended Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

Federal Income Tax Information

     Incentive Stock Options. Incentive Stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options, or options not intended to qualify as incentive stock options, generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the stock was held. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation" (as such term is defined in proposed Treasury regulations issued under Section 162(m)), are disregarded for purposes of the deduction limitation. Compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per employee limitation on the number of shares for which options may be granted during a specified period, the per employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the maximum number of shares for which grants may be made and the exercise price of those grants are approved by the stockholders. Accordingly, to comply with the performance-based compensation exception described in (i), the Amended Plan provides that no employee may be granted options to purchase more than 250,000 shares of Common Stock during any one fiscal year; however, this limitation is not intended to affect the determination of the Compensation Committee as to the size or frequency of grants made pursuant to the Amended Plan.

                                   Proposal 3

            Approval of Amendments to the 1992 Restricted Stock Plan


     In February 1992, the Board adopted the 1992 Restricted Stock Plan (the "Restricted Stock Plan") and reserved for issuance 350,000 shares of the Company's Common Stock under such plan. The stockholders approved the Restricted Stock Plan at the 1993 Annual Meeting.

     In January 1997, the Board amended the Restricted Stock Plan to (i) increase the share reserve to an aggregate of 700,000 shares; (ii) impose a limit on the number of shares which any one participant may receive under the Restricted Stock Plan during any one fiscal year, (iii) extend the term of the Restricted Stock Plan to January 15, 2007, and (iv) make conforming changes to the Restricted Stock Plan in accordance with Rule 16b-3.

     In December 1998, the Board approved an amendment to the Restricted Stock Plan, subject to stockholder approval, to increase the number of shares of the Company's Common Stock authorized for issuance under the Restricted Stock Plan from 700,000 shares to 900,000 shares.

     As of January 8, 1999, and assuming passage of this proposal, 517,850 shares of the Company's Common Stock had been issued pursuant to awards of restricted stock granted under the Restricted Stock Plan and 182,150 shares (plus any shares that might in the future be returned to the Restricted Stock Plan as a result of termination or forfeiture) remained available for future issuance under the Restricted Stock Plan. During the last fiscal year, under the Restricted Stock Plan, the Company issued 120,000 shares of restricted stock to current Executive Officers; no shares to employees that were not executive officers and to all current directors who are not officers, 50,000 shares of restricted stock; and no shares to consultants .

     Stockholders are requested in this Proposal 3 to approve the December 1998 amendment to the Restricted Stock Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Restricted Stock Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                    The Board Of Directors Recommends A Vote
                             In Favor Of Proposal 3


     The essential features of the Restricted Stock Plan are outlined below.

Purpose

     The purpose of the Restricted Stock Plan is to promote the long-term growth and profitability of the Company and the value of its Common Stock by providing certain key employees of the Company with increased incentive to contribute to the success of the Company and enabling the Company to attract, retain and reward persons of exceptional skill for positions of substantial responsibility.

Administration

     The Restricted Stock Plan is administered by the Compensation Committee. The Compensation Committee has the power to construe and interpret the Restricted Stock Plan and, subject to the provisions of the Restricted Stock
Plan, to determine the persons to whom and the dates on which restricted stock will be granted, the number of shares to be granted, the provisions of each grant of restricted stock (which need not be identical), including the conditions and restrictions, if any, to which such shares will be subject, and the time or times when a person is permitted to purchase or receive stock pursuant to a grant made under the Restricted Stock Plan. The Board may at any time revest in itself administration of the Incentive Plan. As used herein with respect to the Incentive Plan, the "Board" refers to Board of Directors, or as applicable, the Compensation Committee.

Eligibility

     Participation in the Restricted Stock Plan is limited to directors, officers and other employees of the Company or its subsidiaries (including directors who are officers or employees of the Company) and consultants, who the Committee has determined, are in a position to make substantial contributions to the success of the Company. The Committee may require that a participant in the Restricted Stock Plan surrender for cancellation any or all outstanding stock options held by such participant in order to receive a grant of restricted stock under the Restricted Stock Plan.

     No one individual may be granted during any one fiscal year more than 120,000 shares of the Company's Common Stock under the Restricted Stock Plan.

Stock Subject to the Restricted Stock Plan

     Subject to certain adjustments, the stock that may be issued pursuant to awards of restricted stock granted under the Restricted Stock Plan may not exceed in the aggregate 900,000 shares of Company's Common Stock. This number includes the 200,000 share reserve increase under this Proposal 3. Shares issued pursuant to the Restricted Stock Plan may be authorized but unissued shares, shares held in the treasury of the Company or shares purchased on the open market. In the event that any grant of shares of restricted stock expires or otherwise terminates or is forfeited, such shares of Common Stock again become available for issuance under the Restricted Stock Plan.

Terms of Grants of Restricted Stock

     General. The Committee has the authority to grant restricted stock awards under the Restricted Stock Plan in the form of stock bonuses or through the sale of restricted stock. The terms of the stock bonus or restricted stock purchase agreements may change from time to time, and may vary among participants; however, each stock bonus or restricted stock purchase agreement will include the substance of the following provisions:

     Consideration. The purchase price under each stock purchase agreement will be an amount determined by the Committee and designated in the stock purchase agreement. Stock bonuses may, at the discretion of the Committee, be awarded in consideration of past services actually rendered to or for the benefit of the Company. The purchase price for restricted stock acquired pursuant to a stock purchase agreement will be paid either in cash at the time of purchase (or, at the discretion of the Committee, within 60 days thereafter) or in any other form of legal consideration that may be acceptable to the Committee.

     Restrictions. Each stock bonus or restricted stock purchase agreement will specify the restrictions applicable to the restricted stock award made thereunder, the duration of such restrictions and the time or times at which such restrictions lapse with respect to all or a specified number of shares that are subject to such stock bonus or restricted stock purchase agreement. Unless otherwise determined by the Committee, the restrictions on awards of restricted stock will typically lapse with respect to 15% of the total number of shares per year on the first, second, third, fourth and fifth anniversaries of the date of grant and with respect to the remaining shares subject to such award on the sixth anniversary of the date of grant. The Committee may accelerate the rate at which such restrictions lapse in the event certain stockholder value improvement goals established in the stock bonus or restricted stock purchase agreement have been met. Shares of restricted stock granted pursuant to a stock bonus or restricted stock purchase agreement will be held in escrow by the Company during the period such shares are subject to restriction. During such period, the participant will have all of the rights of a stockholder of the Company with respect to such shares of restricted stock unless otherwise determined by the Committee.

     Nontransferability. Rights under a stock bonus or restricted stock purchase agreement are not assignable by any participant under the Restricted Stock Plan otherwise than by will or the laws of descent and distribution during the period when such stock remains subject to restrictions under the terms of the applicable stock bonus or restricted stock purchase agreement.

     Termination. Under the Restricted Stock Plan, in the event of termination of a participant's employment (other than termination of employment resulting from such participant's death, retirement or permanent and total disability, as defined in the Company's long-term disability insurance plan or the Code) during the period in which such shares remain subject to restriction under the stock bonus or restricted stock purchase agreement pursuant to which such shares were awarded, all shares as to which restrictions have not lapsed will be forfeited and subject to repurchase by the Company at the price per share paid by the participant for such shares. In the event of termination of a participant's employment as a result of such participant's death, retirement or permanent and total disability during such period, all remaining restrictions will lapse.

Adjustment Provisions

     If any change is made in the stock subject to the Restricted Stock Plan or subject to any award granted under the plan (through reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, spin-off or any other change in the corporation structure of the Company or the Common Stock), the Committee will make appropriate adjustments in the classes and maximum number of shares subject to the plan and the classes, number of shares and price per share of stock subject to outstanding awards granted under the Restricted Stock Plan.

     Subject to certain limitations, in the event of a Change in Control of the Company, to the extent permitted by applicable law, any remaining restrictions on all shares of restricted stock granted under the Restricted Stock Plan will immediately terminate, and the Committee, as constituted before such Change of Control, may take any one or more of the following actions with respect to any outstanding award: (a) provide for the repurchase of such restricted stock by the Company at the request of the participant at the fair market value as of the date of such repurchase (which shall be the closing price of the Common Stock as reported in the Nasdaq National Market for the date in question, or if no sales of the Common Stock were reported as of such date, the closing price of the Common Stock on the most recent preceding day on which sales occurred); (b) make additional grants of restricted stock under the Restricted Stock Plan as the Committee deems appropriate to reflect such Change of Control; or (c) cause any grant of restricted stock then outstanding to be assumed by the acquiring or surviving corporation upon such Change in Control. A Change in Control is defined in the Restricted Stock Plan to include (1) the acquisition of 50% or more of the then outstanding shares of Common Stock in a transaction or series of transactions by any entity, person or group of persons other than the Company or its subsidiaries, (2) a merger or consolidation of the Company with or into another entity in which the Company's stockholders own less than 50% of the Company's voting power immediately after the merger or consolidation, (3) a sale, lease or other disposition of all or substantially all of the assets of the Company, (4) a contested election of directors of the Company which results in a majority of the members of the Board recommended for election by the Company not being elected, (5) a change in the composition of a majority of the Board within a sixty-day period, or (6) any other event which results in change of voting power sufficient to elect a majority of the Board.

Duration, Amendment and Termination

     The Board may suspend or terminate the Restricted Stock Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Restricted Stock Plan will terminate on January 15, 2007.

     The Board may also amend the Restricted Stock Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would change any provision of the Restricted Stock Plan in any way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange requirements. The Compensation Committee may amend or modify any outstanding grant of restricted stock to the extent that the Committee would have had the authority to make such grant as so modified or amended, except that any modification or amendment that would materially adversely affect any grant previously made under the Restricted Stock Plan may not be made unless the participant to whom such grant was made consents in writing to such modification or amendment.

Federal Income Tax Information

     Upon acquisition of stock under the Restricted Stock Plan, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages an amount based on the ordinary income recognized. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture or who are subject to
Section 16(b) of the Exchange Act.

                                   Proposal 4

           Ratification of Selection of Independent Public Accountants


     The Board of Directors has selected Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending October 2, 1999. Ernst & Young LLP (including its predecessor, Ernst & Whinney) has audited the Company's financial statements since 1975. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending October 2, 1999. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non votes are counted towards a quorum, but are not counted for any more in determining whether this matter has been approved.


                    The Board Of Directors Recommends A Vote
                             In Favor Of Proposal 4

                              Security Ownership Of
                    Certain Beneficial Owners And Management


     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 8, 1999 by: (i) each director; (ii) each executive officer; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                      Beneficial Ownership(l)
                                                    ---------------------------
                                                    Number of        Percent of
         Beneficial Owner                            Shares           Total(2)
         ----------------                           ---------        ----------
Mr. Charles Crocker(3)                              1,557,904            20.0%
         One Post Street
         Suite 2500
         San Francisco, CA
Brinson Partners, Inc.(4)                             588,300             7.6%
         209 S. LaSalle Street
         Chicago, IL
SoGen International Fund, Inc.(5)                     420,000             5.4%
         1221 Avenue of the Americas
         8th Floor
         New York, NY 10020
Dimensional Fund Advisors, Inc.(6)                    492,700             6.3%
         1299 Ocean Avenue
         Penthouse
         Santa Monica, CA
Hollybank Investment, LP (7)                          655,500             8.4%
         One Financial Center, Suite 1600
         Boston, MA
Mr. Samuel Dickstein(8)                                53,550             *
Mr. Thomas W. Fry(8)                                   51,833             *
Dr. Ralph M. Richart(8)                               105,161             1.4%
Mr. Richard W. Turner(8)                              344,371             4.2%
Mr. Herbert H. Spoon(8)                               120,000             1.5%
Dr. Lawrence A. Wan(8)                                 24,250             *
Mr. Gary D. Wrench(8)(9)                               93,047             1.2%
All executive officers and directors
         as a group (8 persons)(10)                 2,350,116            28.6%

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 8,206,917 shares outstanding on January 8, 1999, adjusted as required by rules promulgated by the Commission.

(3) Includes 400,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 54,936 shares held in a trust of which, Mr. Crocker is beneficiary and sole trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of these trusts.

(4) Represents shares held by Brinson Partners, Inc. ("Partners") which has the sole power to vote and dispose of the shares held by it and shares held by Brinson Trust Company ("Trust") which has the sole power to vote and dispose of the shares held by it. Trust is a wholly-owned subsidiary of Partners, which is a wholly-owned subsidiary of Brinson Holdings, Inc. ("Holdings"). Holdings may be deemed to share the power to vote and dispose of all shares held by Partners and Trust, and Partners may be deemed to share the power to vote and dispose of all shares held by itself or Trust. Therefore, both Holdings and Partners each may be deemed a beneficial owner of all the shares held by Partners and Trust.

(5)  SoGen   International   Fund,  Inc.  shares  with  Societe  Generale  Asset
     Management Corp. the power to vote and dispose of all shares held by it.

(6) Represents shares held by Dimensional Fund Advisors, Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Officers of Dimensional Fund Advisors, Inc. have sole power to vote and dispose of shares beneficially owned by it, including shares held by DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company.

(7) Represents shares held by Hollybank Investments, LP ("Hollybank") which has the sole power to vote and dispose of the shares held by it and includes 40,000 shares held by Dorsey R. Gardner, general partner of Hollybank, who has the sole power to vote and dispose of his shares. Mr. Gardner, as general partner of Hollybank, may be deemed to beneficially own shares held by Hollybank. Except to the extent of his interest as a limited partner in Hollybank, Mr. Gardner disclaims such beneficial ownership.

(8) Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Dickstein, 37,760 shares; Mr. Fry, 10,462 shares; Mr. Turner, 344,371 shares; Dr. Wan, 5,000 shares; Mr. Wrench, 31,028 shares; and all executive officers and directors as a group, 428,621 shares. Also includes shares which certain officers and directors have the right to vote pursuant to unvested portions of restricted stock awards as follows: Mr. Spoon, 120,000 shares; Dr. Richart, 20,008 shares; Dr. Wan, 5,188 shares; Mr. Wrench, 8,325 shares; and all executive officers and directors as a group, 153,521 shares.

(9) Includes 45,276 shares held in a revocable trust of which Mr. Wrench and his wife, Jacqueline Wrench, are beneficiaries and sole trustees. Mr. and Mrs. Wrench, acting alone, each has the power to vote and dispose of such shares. Also includes 16,743 shares which Mr. Wrench, acting alone, has power to vote and dispose of.

(10) Includes the shares described in the Notes above, as applicable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 3, 1998, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, with the exception of Mr. Fry, who inadvertently filed a Form 4 late when, as a result of the merger of BMED with and into the Company in November 1997, he was issued 41,371 shares of the Company's Common Stock in exchange for shares of the Common Stock of BMED held by him.

                             Executive Compensation

Compensation of Directors

     During the fiscal year ended October 3, 1998, Messrs. Wan and Wrench, as non-employee directors, each received a monthly fee of $1,000. In addition, Messrs. Wan and Wrench, as non-employee directors, each received a fee of $500 for each Board meeting attended and for each Committee meeting attended by the committee member and a fee of $250 for each telephonic Board or Committee meeting in which such director participated. In the fiscal year ended October 3, 1998, the total compensation paid to non-employee directors for services as directors was $23,750. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     A nonstatutory stock option to purchase 20,000 shares of the Company's Common Stock was issued to Dr. Wan in connection with his agreement to serve as a director of the Company. The shares subject to the option have an exercise price of $4.00 per share and were granted on November 20, 1997. The closing price of the Company's Common Stock on the Nasdaq National Market System on that day was $4.00.

     In March 1998,  the Company  entered into a consulting  agreement  with Dr.
Richart under which he would assist with medical research and clinical information. In consideration for these services, the Company granted Dr. Richart 50,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1992 Restricted Stock Plan, as amended. Of the shares granted, 19,996 vested immediately upon issuance with the balance vesting ratably from October 1998 through March 2000. Unvested shares are forfeited by the recipient should he cease to render services to the Company for any reason other than due to retirement, disability or death. The fair market value of the shares at October 3, 1998, was $90,625, based upon the closing price of the stock as reported by the Nasdaq National Market System on that date. The agreement also provides for commissions to be paid to Dr. Richart on sales of the HTA in the Far East and Latin America territories at the rate of $1,000 per unit and for a 2% commission to be paid on certain disposable units sold. No commissions were paid in fiscal year 1998 to Dr. Richart; however, $2,057 is payable for shipments made in fiscal year 1998. In addition, Dr. Richart provides consulting services to the Company pursuant to an agreement under which he is paid a fee of $1,000 per day of service. In the fiscal year ended October 3, 1998, Dr. Richart provided no services and the Company was not obligated to pay any fees under this agreement.

     Mr. Crocker serves as Chairman of the Board of Directors of the Company at an annual compensation of $50,000 per year.

Compensation of Executive Officers


                             Summary of Compensation

     The following table shows, for the fiscal years ended October 3, 1998, September 27, 1997, and September 28, 1996, compensation awarded or paid to or earned by the Company's Chief Executive Officer, former Chief Executive

Officer and its other executive officers at October 3, 1998, (the "Named Executive Officers").


                           Summary Compensation Table

                                                          Annual Compensation                    Long Term Compensation Awards
                                            ---------------------------------------------------  -----------------------------
                                                                                   Other Annual    Restricted     Securities
                                                                                     Compen-         Stock        Underlying
               Name and                                Salary(1)       Bonus        sation(2)      Awards(3)      Options (4)
          Principal Position                Year         ($)            ($)            ($)            ($)             (#)
          ------------------                ----       ---------       -----       ------------    -----------    -----------
Mr. Herbert H. Spoon                        1998        87,217           --           21,051        232,500          95,000
    President and
    Chief Executive Officer(5)
Mr. Richard W. Turner                       1998       181,387           --           22,026           --           409,403
    Former President and                    1997       218,490           --           17,993           --              --
    Chief Executive Officer(6)
Mr. Thomas W. Fry                           1998       140,836         15,000         18,256           --            17,024
    Vice President,                         1997       138,333         13,500         17,712           --              --
    Finance and Administration,
    Treasurer and Secretary
Mr. Samuel Dickstein                        1998       120,003          7,500         17,093           --            43,479
    Current Vice President,
    New Business Development
    and Technology


(1) Includes amounts earned but deferred at the election of Mr. Turner pursuant to the Company's Retirement Savings Plan of $21,146 and $28,698 in fiscal years 1998 and 1997, respectively.

(2)  Includes  $438,  $3,246,  $3,231  and  $3,050  paid in fiscal  year 1998 to
     Messrs. Spoon, Turner, Fry and Dickstein, respectively; and $3,721 and $2,482 paid in fiscal year 1997 to Messrs. Turner and Fry, respectively; as a normal contribution pursuant to the Company's Retirement Savings Plan. Includes a $10,800 per person car allowance paid in fiscal year 1998 to Messrs. Turner, Fry and Dickstein and to Messrs. Turner and Fry in fiscal year 1997. Includes $20,000 paid to Mr. Spoon as a relocation bonus in fiscal year 1998. Includes reimbursement of certain professional services paid to Mr. Turner of $2,180 in fiscal year 1998. The remaining sum for each of the persons listed is attributable to premiums paid by the Company for group term life insurance and personal commuting expenses paid by the Company.

(3) Represents the dollar value of shares awarded, calculated by multiplying the market value based on the closing sales price on the date of grant by the number of shares awarded. At October 3, 1998, the aggregate holdings and value of restricted stock of the Named Executive Officers (based on the number of shares held at fiscal year-end multiplied by the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market System on October 3, 1998) was as follows: Mr. Spoon $217,560. The restrictions on awards of restricted stock lapse with respect to 25% of the total number of shares per year on the first, second, third and fourth anniversaries of the date of grant. Dividends are paid on shares of restricted stock when, as and if the Board declares dividends on the Common Stock of the Company.

(4) Includes options to purchase shares of the Company's Common Stock granted named Executive Officers in exchange for options to purchase the Common Stock of the Company's former subsidiary, BMED, in connection with the merger of the subsidiary into the Company, See"Option Grants in Fiscal 1998".

(5) Mr. Spoon became the Company's President and Chief Executive Officer effective April 1, 1998.

(6) Mr. Turner was the Company's President and Chief Executive Officer through March 1998 and remains an employee of the Company.


                        Stock Option Grants and Exercises

     The Company grants options to its executive officers and key employees under the Amended Plan. In connection with the Distribution, unexercised options issued under the Amended Plan and outstanding at the date of the Distribution were converted into options to purchase BEI Technologies Common Stock. Thus, immediately after the Distribution was effective, the Company had no options outstanding. However, on November 4, 1997, with the completion of the merger into the Company of BMED, a subsidiary of the Company at the time, and the substitution of options to purchase 595,739 shares of the Common Stock of the Company for options to purchase Common Stock of BMED outstanding at that time, options were once again outstanding. As of January 8, 1999, options to purchase a total of 926,235 shares had been granted and were outstanding under the Amended Plan and options to purchase 561,519 shares will remain available for grant thereunder assuming approval of Proposal 2 in this Proxy.

     The following tables show for the fiscal year ended October 3, 1998, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers.

                        Option Grants in Fiscal Year 1998

                    Number of      % of Total
                    Securities      Options/                   Market                          Potential Realizable Value at
                    Underlying    Granted to     Exercise     Price at                      Assumed Annual Rates of Stock Price
                     Options       Employees      or Base      Date of                       Appreciation for Option Term (3)
                     Granted       in Fiscal      Price         Grant       Expiration     ------------------------------------
       Name          (#) (1)        Year (2)      ($/Sh)        ($/Sh)         Date            0%           5%           10%
       ----          -------        --------      -------      ---------     --------      ----------   ---------     ---------
Mr. Spoon            95,000          14.2%        1.9375                      3/31/08                     108,770       271,859
Mr. Turner          286,839 (4)      42.8%        0.3119       3.6875(4)      7/25/05      968,254(4)   1,452,199     2,118,520
Mr. Turner          107,564 (4)      16.1%        0.6980       3.6875(4)      4/22/06      321,563(4)     524,423       813,787
Mr. Turner           15,000           2.2%        4.0000                     11/19/07                      37,734        95,625
Mr. Fry               8,274 (4)       1.2%        0.3119       3.6875(4)      7/25/05       27,930(4)      41,889        61,110
Mr. Fry               8,750           1.3%        4.0000                     11/19/07                      22,011        55,781
Mr. Dickstein        35,854 (4)       5.3%        0.3119       3.6875(4)      7/25/05      121,029(4)     181,520       264,809
Mr. Dickstein         7,625           1.1%        4.0000                     11/19/07                      19,181        48,609

(1) Options generally vest monthly over a four-year period. The options will fully vest upon a change of control, as defined in the Company's Amended Plan. The Board of Directors may reprice the options under the terms of the Company's Amended Plan. On December 14, 1998, options representing the right to purchase 102,847 shares of the Company's Common Stock at exercise prices ranging from $3.7437 to $4.00, which had originally been granted on November 4, 1997, and November 20, 1997, were repriced to $1.625 per share, an amount equal to the fair market value of the Company's stock at that time. Of the options subject to the repricing, options granting the right to purchase 31,375 shares of the Company's Common Stock were held by Named Executive Officers. Optionees who chose to surrender their old options for the repriced options agreed to relinquish the right to exercise the options for a period of six months.

(2) Based upon options to purchase 670,180 options issued to employees in fiscal year 1998. Does not include 129,048 options issued to directors and consultants in fiscal year 1998.

(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciated at the indicated rate, compounded annually for the entire term of the option and that the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation, less the exercise or base price, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4) On November 4, 1997, with the completion of the merger into the Company of BMED, a subsidiary of the Company at the time, the Company issued options to purchase a total of 595,739 shares of the Company's Common Stock in exchange for options to purchase shares of BMED Common Stock that were outstanding at that time. The new options issued by the Company were priced based upon a conversion factor that reflected the original exercise price of the options issued by the subsidiary, vest in accordance with the vesting schedule of the options replaced and assume the same expiration date as the original option issued by the subsidiary. At the time of the exchange all of the options issued to the Named Executive Officers were fully vested.


    Aggregated Options Exercised in Last Fiscal Year and FY-End Option Values

                                                                         Number of Securities
                                                                              Underlying        Value of Unexercised
                                                                          Unexercised Options   In-the-Money Options
                                                                             at FY-End (#)          at FY-End ($)
                           Shares Acquired on        Value Realized          Exercisable/           Exercisable/
          Name                Exercise (#)                ($)              Unexercisable (1)      Unexercisable (2)
          ----                ------------           --------------        -----------------      -----------------
Mr. Spoon                                                                             0/                     0/
                                   --                      --                    95,000                      0

Mr. Turner                                                                      344,371/               490,541/
                                   --                      --                    65,032                 97,507

Mr. Fry                                                                          10,462/                12,420/
                                   --                      --                     6,562                      0

Mr. Dickstein                                                                    37,760/                53,820/
                                   --                      --                     5,719                      0

(1)  Includes both in-the-money and out-of-the money options.

(2) The fair market value of the underlying shares on the last day of the fiscal year less the exercise or base price. "Out-of-the-money" options are ignored.

                              Employment Agreements

     The employment agreement between the Company and Mr. Turner, an employee and a director of the Company, provides that if Mr. Turner is terminated by the Company or terminates his employment with the Company for good reasons, as defined in the employment agreement, he will receive from the Company his full-time then current compensation for 12 months after such termination.

     The employment agreement between the Company and Mr. Fry, Vice President, Finance and Administration, Secretary and Treasurer of the Company, provides that if Mr. Fry is terminated by the Company or terminates his employment with the Company for good reasons, as defined in the employment agreement, he will receive from the Company his full-time then current compensation for 12 months after such termination.


           Compensation Committee Interlocks and Insider Participation

     As noted above, during fiscal year 1998, the Compensation Committee consisted of Dr. Wan and Mr. Wrench. In connection with and effective upon the Distribution, Dr. Wan resigned as Vice President, Corporate Technology, of the Company and Mr. Wrench resigned as the Senior Vice President and Chief Financial Officer of the Company. Each continues to serve the Company as members of the Board of Directors.

         Report of the Compensation Committee of the Board of Directors

                          On Executive Compensation (1)


     The Compensation Committee (the "Committee") is composed of two non-employee directors. The current members of the Committee are Mr. Wrench and Dr. Wan. The Committee is responsible for, among other things, setting the compensation of executive officers, including any stock-based awards to such individuals under the Amended Plan and 1992 Restricted Stock Plan (collectively, the "Plans").

Executive Compensation Principles

     The Committee seeks to compensate executive officers in a manner designed to achieve the primary goal of the Company's stockholders: increased stockholder value. In furtherance of this goal, the Committee determines a compensation package that takes into account both competitive and performance factors. Annual compensation of Company executives is comprised of salary and bonus, an approach consistent with the compensation programs of similar companies. A cash portion of the cash compensation of each executive officer is contingent upon the Company's performance. Cash bonuses, may vary significantly for an individual from year to year, and may vary among the executive officers. Another component of compensation of executive officers is restricted stock grants that vest over a multi-year period. Incentive stock options, also subject to multi-year vesting, were also a part of the compensation of some of the multi-year executive officers.

Base Salary

     The Committee determined salaries for fiscal year 1998 in March 1998 for all executive officers. In adjusting the base salary of the executive officers, the Compensation Committee examines both competitive market rates and qualitative factors relating to corporate and individual performance. In connection with its examination of competitive factors, the Committee reviewed an independent survey of base salaries paid by other electronics companies of comparable size. In many instances, assessment of qualitative factors necessarily involves a subjective assessment by the Committee. In determining salary adjustments for executive officers for fiscal year 1998, the Committee relied primarily on the evaluation and recommendations of Mr. Crocker and Mr. Turner of each officer's responsibilities for fiscal year 1998 and performance during fiscal year 1997.

     At its meeting in March 1998, the Committee approved base compensation increases effective January 1, 1998, for the Named Executive Officers other than Mr. Crocker as follows: Mr. Fry and Mr. Dickstein by 10.7% each effective January 1998.

Management Incentive Bonus

     In fiscal year 1998, the Company had a Management Incentive Bonus Plan under which members of management were eligible to receive cash bonuses based on the achievement of specific operating results established at the beginning of the fiscal year. In December 1998 the Company's Board awarded bonus payments to Mr. Fry of $15,000 and to Mr. Dickstein of $7,500 for fiscal year 1998.

Chief Executive Officer Compensation

     In general, the factors utilized in determining Mr. Turner's compensation were similar to those applied to other executives officers in the manner described in the preceding paragraphs: however, a significant percentage of his potential earnings was subject to consistent, positive, long-term performance of the Company.

     In March 1998, Mr. Turner resigned as President and Chief Executive Officer of the Company. As a result, his base compensation was reduced to $125,000, effective April 1998 and Mr. Spoon was engaged as President and Chief Executive Officer with a base compensation of $175,000, effective April 1998.

Long-Term Incentives

     The Company has equity incentive plans in place to enable the alignment of the interests of stockholders and management by creating incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of a restricted stock award or incentive stock option to be granted to an executive officer, the Committee takes into account the officer's position, level of responsibility within the Company, the officer's existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer's services to the Company, the competitiveness of the officer's overall compensation arrangements and the performance of the officer. Based on a review of this mix of factors, in November 1997, the Committee awarded incentive stock options to Mr. Turner (15,000 shares), Mr. Fry (8,750 shares) and Mr. Dickstein (7,265 shares). In September 1998, the Committee awarded an incentive stock option exercisable to purchase 95,000 shares of the Company's Common Stock and 120,000 restricted shares of the Company's Common Stock to Mr. Spoon. All options and grants are subject to vesting provisions.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Amended Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation".


      Gary D. Wrench                                        Lawrence A. Wan

                     Performance Measurement Comparison (1)

     The following graph shows the value of an investment of $100 on October 1, 1993, in cash of (i) the Company's Common Stock, (ii) the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) the CRSP Total Return Industry Index for Nasdaq Non-Financial Companies. All values assume reinvestment of the full amount of all dividends and are calculated as of the last trading day of the applicable fiscal year of the Company(2):


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

CRSP Total Returns Index For:      10/1993   09/1994   09/1995   09/1996   09/1997   10/1998

BEI Medical System Company, Inc.    100.0      61.4     90.3      138.2      178.7     91.7
Nasdaq Stock Market (US Companies)  100.0     100.9    139.3      165.8      226.4    221.1
Nasdaq Non-Financial Stocks         100.0      99.4    138.6      162.3      216.8    208.5

Notes:

A. The table represents monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly renewal, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.0 on 10/01/1993.


----------
(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)  Fiscal year ending on the Saturday nearest September 30.

                              Certain Transactions


     The Company's By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Company's By-Laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     Dr. Richart, a director of the Company, holds 50% of the equity in GynHiTech Brasil Ltda ("GynHi"). In August 1997, the Company and GynHi entered into a three-year exclusive distribution agreement allowing GynHi to market and sell the Company's products in Brazil. Pursuant to this agreement GynHi purchased $187,819 worth of products from the Company at wholesale prices in fiscal year 1998.

     Until April 1998, the Company's headquarters were located in Hackensack, New Jersey, in a building leased from a partnership whose partners included Mr. Dickstein, the Company's Vice President, New Business Development and
Technology. The Company paid the partnership $104,985 in fiscal year 1998 for the use of the facilities. In fiscal year 1998, the Company also paid Mr. Dickstein $1,445 in royalties on the sale of certain products acquired by the Company in the 1992 acquisition of Meditron Devices, Inc., a company co-founded by Mr. Dickstein.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors


                                                     Thomas W. Fry
                                                     Corporate Secretary

January 26, 1999




A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 3, 1998, is available without charge upon written request to: Investor Relations, BEI Medical Systems Company, Inc., 100 Hollister Road, Teterboro, NJ 07608.

PROXY

                        BEI MEDICAL SYSTEMS COMPANY, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     For The Annual Meeting of Stockholders
                            To be held March 25, 1999

     The undersigned hereby appoints Charles Crocker and Thomas W. Fry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BEI Medical Systems Company, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BEI Medical Systems, Inc. to be held at the Company's facility located at 100 Hollister Road, Teterboro, New Jersey, on Thursday, March 25, 1999 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                           (continued on reverse side)

                                                          Please mark
                                                          Your votes as
                                                          indicated in      |X|
                                                          this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.
THE NOMINEES FOR DIRECTOR LISTED BELOW.
1.  To elect two directors to hold office until    2. To approve              3. To approve              4. To ratify the
    the 2002 Annual Meeting of Stockholders.          amendments to the          amendments to the          selection of Ernst &
                                                      Company's Amended 1987     Company's 1992             Young LLP as independent
                                                      Stock Option Plan, as      Restricted Stock Plan,     public accountants of
                                                      proposed in the proxy      as proposed in the         the Company for its
                                                      statement.                 proxy statement.           fiscal year ending
                                                                                                            October 2, 1998.

|X|    FOR all nominees       |_|    WITHHOLD AUTHORITY to
       listed below                  vote for all nominees
       (except as                    listed below.
       indicated to the
       contrary below).

Nominees:  Charles Crocker and Ralph M. Richart.           FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN     FOR  AGAINST  ABSTAIN
To withhold authority to vote for any nominee(s),          |_|    |_|      |_|      |_|    |_|      |_|       |_|    |_|      |_|
write such nominee(s)' names(s) below:

------------------------------------------------
------------------------------------------------


                                                                                Please sign exactly as your name appears hereon.  If
                                                                                the stock is  registered in the names of two or more
                                                                                persons,     each    should     sign.     Executors,
                                                                                administrators,      trustees,     guardians     and
                                                                                attorneys-in-fact should add their titles. If signer
                                                                                is a  corporation,  please give full  corporate name
                                                                                and have a duly  authorized  officer  sign,  stating
                                                                                title.  If signer is a  partnership,  please sign in
                                                                                partnership name by authorized person.


                                                                                Dated:______________________________________, 1999
                                                                                ____________________________________________________
                                                                                ____________________________________________________
                                                                                                    Signature(s)

                                                                                PLEASE VOTE,  DATE AND PROMPTLY RETURN THIS PROXY IN
                                                                                THE ENCLOSED  ENVELOPE  WHICH IS POSTAGE  PREPAID IF
                                                                                MAILED IN THE UNITED STATES.